                                                                     Exhibit 8.1




                                October 30, 1998



Board of Directors
Security Savings Association of Hazleton
31 West Broad Street
Hazleton, Pennsylvania  18201

Board of Directors
Security of Pennsylvania Financial Corp.
31 West Broad Street
Hazleton, Pennsylvania  18201

Ladies and Gentlemen:

         You have requested the opinion of Parente, Randolph, Orlando, Carey & Associates ("PROC") as to certain state income tax ramifications to Security Savings Association of Hazleton (the "Association"), Security of Pennsylvania Financial Corp. (the "Holding Company"), and Eligible Account Holders or Supplemental Eligible Account Holders of the Association, resulting from the proposed reorganization and conversion of the Association from a state-chartered mutual savings and loan association to a state-chartered capital stock savings institution, in which the Association will issue all of its stock to Security of Pennsylvania Financial Corp., a newly formed savings and loan holding company, which will own all of the Association's capital stock (the "Conversion").

         Our opinion relies on certain facts and representations which appear in the Draft Prospectus for the Holding Company provided by Muldoon, Murphy & Faucette, Attorneys at Law, the PLAN OF CONVERSION dated June 29, 1998, and the facts and representations which are listed below under the titles "STATEMENT OF FACTS" and "REPRESENTATIONS." If any fact or representation contained below is not complete or accurate, it is important that we be notified immediately in writing as this may cause us to change our opinion.

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 2



                               STATEMENT OF FACTS

         Security Savings Association of Hazleton, a state-chartered mutual savings association organized and operated in the Commonwealth of Pennsylvania, desires to convert to a state-chartered capital stock savings institution (the "Converted Association") which, similarly, will be organized and operated under the laws of the Commonwealth of Pennsylvania. The conversion will be accomplished by the use of a holding company to purchase and hold the stock of the Association. The Holding Company, a Delaware corporation, will offer for sale, through a subscription offering and a syndicated community offering, shares of its common stock. The Association, upon the amendment of its charter to authorize and issue stock, will simultaneously sell its capital stock to the Holding Company pursuant to a plan of conversion. The Holding Company will authorize 5 million shares of common stock, with a par value of $.01 per share. In addition, the Holding Company will authorize 1 million shares of preferred stock, with a par value of $.01 per share (the "Preferred Stock"). Based upon numbers provided by the Association, the Holding Company will initially issue between 1,020,000 and 1,380,000 or up to an adjusted maximum of 1,587,000 of their authorized shares of common stock. The issued shares listed above include the 5% of shares that will be contributed to the charitable foundation.

         The plan of conversion provides that nontransferable rights to subscribe for the common stock of the Holding Company will be granted, in order of priority: (1) holders of deposit accounts with a balance of $50 or more as of March 31, 1997 ("Eligible Account Holders"); (2) the ESOP; (3) holders of deposit accounts with a balance of $50 or more as of the date defined in the Plan of Conversion as the "Supplemental Eligibility Record Date" ("Supplemental Eligible Account Holders"); and (4) to certain other members of the Association as of the close of business on the voting record date. The Holding Company will offer its shares of common stock not subscribed for in the above subscription offering for sale in a community offering or, if necessary, in a syndicated community offering, to certain members of the general public.


         Keller and Company, Inc. has issued an opinion stating that, pursuant to its valuation, Keller is of the opinion that the subscription rights do not have any value based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the actual purchase price for the shares of common stock sold in the community offering.

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 3


         In the unlikely event of a complete liquidation of the Association in its present mutual form, each depositor would receive his pro rata share of any assets of the Association remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account was to the total value of all deposit accounts in the Association at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Association. However, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. He would not have an interest in the value or assets of the Association above that amount.

         The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the surplus and reserves of the Association as of the date of its latest balance sheet contained in the final Prospectus used in connection with the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at the Association, would be entitled, on a complete liquidation of the Association after the Conversion, to an interest in the liquidation account prior to any payment to the stockholders of the Association. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including regular accounts, transaction accounts such as NOW accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in the Association on March 31, 1997 and the date defined in the Plan of Conversion as the "Supplemental Eligibility Record Date", respectively. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account based on the proportion that the balance of his Qualifying Deposits on the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, bore to the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Association. For deposit accounts in existence at both dates, separate subaccounts shall be determined on the basis of the Qualifying Deposits in such deposit accounts on such respective record dates.

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 4



         If, however, on any annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, the amount of the Qualifying Deposit of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the amount of the Qualifying Deposit of such Eligible Account Holder or Supplemental Eligible Account Holder as of the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or less than the amount of the Qualifying Deposits as of the previous annual closing date, then the interest in the liquidation account relating to such Qualifying Deposit would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such Qualifying Deposit accounts are closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related Qualifying Deposit. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Company as the sole stockholder of the Association.

                                 REPRESENTATIONS

         PROC is relying on the following representations in rendering the opinions contained herein. It is understood that PROC has not independently verified the accuracy of any of these representations:

          (1) The fair market value of the withdrawable deposit accounts plus interests in the liquidation account of the converted Association to be constructively received under the PLAN OF CONVERSION will, in each instance, be equal to the fair market value of the withdrawable deposit accounts (plus the related interest in the residual equity of the Association) deemed to be surrendered in exchange therefor.

          (2) If an individual's total deposits in the Association equal or exceed $50 as of the Eligibility Record Date or Supplemental Eligibility Record Date, then no amount of that individual's total deposits will be excluded from participating in the liquidation account. The fair market value of the deposit accounts of the Association which have a balance of less than $50 on the Eligibility Record Date or the Supplemental Eligibility Record Date will be less than 1% of the total fair market value of all deposit accounts of the Association.

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 5

          (3) Immediately following the Conversion, the Eligible Account Holders and the Supplemental Eligible Account Holders of the Association will own all of the outstanding interests in the liquidation account and will own such interest solely by reason of their ownership of deposits in the Association immediately before the Conversion.

          (4) After the Conversion, the converted Association will continue the business of the Association in the same manner as prior to the Conversion. The converted Association has no plan or intention and the Holding Company has no plan or intention to cause the converted Association to sell its assets other than in the ordinary course of business.

          (5) The Holding Company has no plan or intention to sell, liquidate or otherwise dispose of the stock of the converted Association other than in the ordinary course of business.

          (6) The Holding Company and the converted Association have no current plan or intention to redeem or otherwise acquire any of the common stock issued in the Conversion transaction.

          (7) Immediately after the Conversion, the assets and liabilities of the converted Association will be identical to the assets and liabilities of the Association immediately prior to the Conversion, plus the net proceeds from the sale of the converted Association's common stock to the Holding Company and any liability associated with indebtedness incurred by the Employee Plans in the acquisition of the Holding Company common stock by the Employee Plans.

          (8) The Converted Association and the Holding Company are corporations within the meaning of Section 7701(a)(3) of the Internal Revenue Code.

          (9) None of the shares of the Holding Company common stock to be purchased by the depositor-employees of the Association in the Conversion will be issued or acquired at a discount. However, shares may be given to certain directors and employees as compensation by means of the Employee Plans. Compensation to be paid to such directors and depositor-employees will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 6

          (10) The fair market value of the assets of the Association, which will be transferred to the converted Association in the Conversion, will equal or exceed the sum of the liabilities of the Association which will be assumed by the converted Association and any liabilities to which the transferred assets are subject.

          (11) The Association is not under the jurisdiction of a bankruptcy or similar court in any Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          (12) Upon the completion of the Conversion, the Holding Company will own and hold 100% of the issued and outstanding capital stock of the converted Association and no other shares of capital stock of the converted Association will be issued and/or outstanding. None of the shares of the Company's authorized Preferred Stock will be issued in the Conversion. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine.

          (13) Upon the completion of the Conversion, there will be no rights, warrants, contracts, agreements, commitments or understandings with respect to the capital stock of the converted Association, nor will there be any securities outstanding which are convertible into the capital stock of the converted Association.

          (14) No cash or property will be given to Eligible Account Holders, Supplemental Eligible Account Holders, or others in lieu of (a) nontransferable subscription rights, or (b) an interest in the liquidation account of the converted Association.

          (15) The Association currently maintains a reserve for bad debts in accordance with Section 585 of the Internal Revenue Code (the "Code") and, following the Conversion, to the extent allowed under the Code, the converted Association shall maintain a reserve for bad debts in accordance with the applicable provisions of the Code.

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 7

          (16) Depositors will pay the expense of the Conversion solely applicable to them, if any. The Holding Company and the Association will each pay expenses of the transaction attributable to them and will not pay any expenses solely attributable to the depositors or to the Holding Company shareholders.

          (17) The exercise price of the subscription rights received by the Association's Eligible Account Holders, Supplemental Eligible Account Holders, and other holders of subscription rights to purchase Holding Company common stock will be equal to the fair market value of the stock of the Holding Company at the time of the completion of the Conversion as determined by an independent appraisal.

          (18) The proprietary interests of the Eligible Account Holders and the Supplemental Eligible Account Holders in the Association arise solely by virtue of the fact that they are account holders in the Association.

          (19) There is no plan or intention for the converted Association to be liquidated or merged with another corporation following this proposed transaction.

          (20) The liabilities of the Association assumed by the converted Association plus the liabilities, if any, to which the transferred assets are subject were incurred by the Association in the ordinary course of its business and are associated with the assets transferred.

          (21) External legal counsel (Muldoon, Murphy & Faucette) has opined that for federal income tax purposes, no gain or loss will be recognized as a result of the proposed Conversion by either the Association or the Holding Company, and that the proposed conversion of the Association from a mutual savings association to a stock savings association qualifies as a tax-free reorganization for federal income tax purposes pursuant to
               Section 368(a)(1)(F) of the Internal Revenue Code.

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 8

          (22) External legal counsel has opined that for federal income tax purposes, no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders of the Association on the issuance to them of withdrawable deposit accounts in the converted Association plus interests in the liquidation account of the converted Association in exchange for deposit accounts in the Association and their related interest in the residual equity of the Association or to the other depositors on the issuance to them of withdrawable deposit accounts.

          (23) External legal counsel has opined that for federal income tax purposes, no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders of the Association upon the distribution to them of the nontransferable subscription rights to purchase shares of stock in the Holding Company, provided that the amount paid for the Holding Company common stock is equal to the fair market value of such stock. Gain realized, if any, by the Eligible Account Holders and Supplemental Eligible Account Holders of the Association on the distribution to them of nontransferable subscription rights to purchase the Holding Company stock will be recognized, but only in an amount not in excess of the fair market value of such subscription rights. Eligible Account Holders and Supplemental Eligible Account Holders of the Association will not realize any taxable income for federal income tax purposes as a result of the exercise by them of the nontransferable subscription rights.

          (24) Based on the opinion of Keller and Company, Inc., the nontransferable subscription rights do not have any value.

          (25) No gain or loss will be recognized by the Association under Generally Accepted Accounting Principles (GAAP) as a result of the Conversion, and the purchase accounting method will not be used by the Association to account for the transaction in accordance with GAAP.

          (26) The Association is a state-chartered savings institution. The Association is neither incorporated nor currently conducting business in the State of Delaware.

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 9

          (27) The Holding Company is a domestic Delaware corporation, organized at the direction of the Association to become a savings and loan holding company and own all of the Association's capital stock to be issued upon its conversion from mutual form to stock form. The Holding Company does not maintain any physical presence in nor conduct any business in the State of Delaware. The Holding Company conducts its business activities in the State of Pennsylvania.

                              INCOME TAX OPINION -
                              STATE OF PENNSYLVANIA

Pennsylvania Corporate Net Income Tax
-------------------------------------

         Statement of Facts, Representations and Discussions:

         Pennsylvania corporate net income tax ("CNI") is imposed on domestic and foreign corporations, and business trusts for the privilege of doing business, carrying on activities, having capital or property employed or used, or owning property in Pennsylvania (72 P.S. Section 7402, Act of March 4, 1971, P.L. 6). Certain entities are specifically excluded from the tax including building and loan associations, banks, bank and trust companies, national banks, savings institutions, trust companies, insurance and surety companies, and Pennsylvania S corporations (72 P.S. Section 7401(1)). The Holding Company is not exempt from CNI taxation under any of the above listed exceptions. Accordingly, the Holding Company is subject to CNI taxation.

         Pennsylvania taxable income begins with federal taxable income before net operating loss deduction and special deductions, reported on federal Form 1120 (72 P.S. Section 7401(3)1(a) & 61 Pa. Code Section 153.11(a)). Certain
adjustments are made to federal taxable income to arrive at Pennsylvania taxable income.

         Adjustments that would increase Pennsylvania taxable income include:

         - certain tax preference items under the federal alternative minimum taxation system that are not deductible for Pennsylvania CNI purposes (72 P.S. Section 7401(3)1(d));

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 10


         -        foreign and state income taxes (72 P.S. Section 7401(3)1(o));

         - employment incentive payments (Section 491(a), Act of June 13, 1967, P.L. 31); and

         - expenses related to interest on federal obligations (72 P.S. Section 7401(3)1(b.1)).

         Adjustments that would decrease Pennsylvania taxable income include:

         -        the dividends received deduction (72 P.S. Section
                  7401(3)1(b));

         -        interest on federal obligations (72 P.S. Section
                  7401(3)1(b.1));

         -        wages related to federal tax credits (72
                  P.S. Section 7401(3)1(c) & 61 Pa. Code Section 153.12);

         -        foreign dividend gross up (72 P.S. Section 7401(3)1(b));

         - additional capital loss or contribution deductions for corporations participating in a federal consolidated return filing (72 P.S. Section 7404);

         -        depreciation adjustments (72 P.S. Section 7401(3)1(h) & 61 Pa.
                  Code Section 153.14(3)&(4)); and

         -        Pennsylvania net operating loss deductions (72
                  P.S. Section 7401(3)4(a)).

         External legal counsel (Muldoon, Murphy & Faucette) has opined that for federal income tax purposes, no gain or loss will be recognized in the proposed Conversion by the Holding Company. Also, the transaction does not give rise to any adjustments (positive or negative) required to be made for Pennsylvania CNI purposes.

         Opinion:

         Based solely on the Statement of Facts, Representations, and Discussions set forth in this opinion letter, it is our opinion that no Pennsylvania corporate net income tax will arise to the Holding Company as a result of the Conversion.

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 11


Pennsylvania Mutual Thrift Institutions Tax ("MTIT")
----------------------------------------------------

         Statement of Facts, Representations and Discussions:

         Section 1501 of the Pennsylvania Mutual Thrift Institutions Tax Act (72 P.S. Section 8501) (the "Act") defines a mutual thrift institution as every:

         (1)      savings bank without capital stock;

         (2)      building and loan association;

         (3)      savings and loan association; and

         (4)      savings institutions having capital stock.

         The Association has represented that it qualifies as a savings institution with capital stock and is therefore subject to the MTIT.

         The Act provides for a mutual thrift institution to compute its tax based on separate company net income computed in accordance with Generally Accepted Accounting Principles (GAAP), subject to certain defined exceptions (72 P.S. Section 8502(c)).

         One of the exceptions, as provided in the Act (72 P.S. Section 8502(c)(3)) provides that:

         In the case of a business combination entered into after December 31, 1986, which is treated as a reorganization for purposes of Section 368 of the Internal Revenue Code of 1986, or a similar successor provision, and accounted for under the purchase accounting method, net income or net loss shall be determined as though the acquisition has been accounted for under the pooling of interest method.

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 12


         It has been represented to PROC that upon the Conversion, no gain or loss will be recognized by the Association under Generally Accepted Accounting Principles (GAAP) as a result of the Conversion, and the purchase accounting method will not be used by the Association to account for the transaction in accordance with GAAP.

         Opinion:

         Based solely on the Statement of Facts, Representations and Discussions set forth in this letter, it is our opinion that the following Pennsylvania mutual thrift institutions tax consequences will occur as a result of the above
Conversion:

         (1) The Association will not recognize any gain or loss as a result of the proposed Conversion.

         (2) The Association will continue to file a Pennsylvania Mutual Thrift Institution Tax Return, with the basis of the Association's taxable income to be determined under GAAP. The purchase accounting method will not be used to account for the transaction.

Pennsylvania Personal Income Tax
--------------------------------

         Statement of Facts, Representations and Discussions:

         External legal counsel (Muldoon, Murphy & Faucette) has opined that for federal income tax purposes, no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders of the Association on the issuance to them of withdrawable deposit accounts in the Association plus interests in the liquidation account of the Converted Association in exchange for their deposit accounts in the Association and their related interest in the residual equity of the Association or to other depositors on the issuance to them of withdrawable deposit accounts.

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 13


         External legal counsel has opined that for federal income tax purposes, no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders of the Association upon the distribution to them of the nontransferable subscription rights to purchase shares of stock in the Holding Company, provided that the amount paid for the Holding Company common stock is equal to the fair market value of such stock. Gain realized, if any, by the Eligible Account Holders and Supplemental Eligible Account Holders of the Association on the distribution to them of nontransferable subscription rights to purchase the Holding Company stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. Eligible Account Holders and Supplemental Eligible Account Holders of the Association will not realize any taxable income for federal income tax purposes as a result of the exercise by them of the nontransferable subscription rights.

         In addition, Keller and Company, Inc. has issued an opinion stating that, pursuant to its valuation, the subscription rights have no value based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Holding Company stock at a price equal to its estimated fair market value, which will be the same price as the actual purchase price for any unsubscribed shares of Holding Company stock.

         Pennsylvania personal income tax is imposed on eight specified categories of income received by individuals. Income is taxable if it emanates from one of the following classes (72 P.S. Section 7303(a)):

         (1)      Compensation;

         (2)      Net profits;

         (3)      Net gains or income from disposition of property;

         (4) Net gains or income derived from or in the form of rents, royalties, patents and copyrights;

         (5)      Dividends;

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 14


         (6)      Interest;

         (7) Gambling and lottery winnings other than prizes of the Pennsylvania State Lottery; and

         (8)      Net gains or interest obtained through estates and trusts.

         Eligible Account Holders and Supplemental Eligible Account Holders of the Association will be receiving withdrawable deposit accounts in the Association plus interests in the liquidation account of the converted Association in exchange for their deposit accounts and their related interest in the residual equity of the Association, along with nontransferable subscription rights to purchase shares of stock in the Holding Company.

         Consistent with federal treatment, Pennsylvania affords similar tax-free treatment with respect to tax-free reorganizations pursuant to Section 368(a)(1)(F) of the Internal Revenue Code (72 P.S. Section 7303(a)(3)). Accordingly, the Conversion would not give rise to any income that would emanate from any one of the above eight classes.

         Opinion:

         Based solely on the Statement of Facts, Representations and Discussions set forth in this opinion letter, it is the opinion of PROC that for Pennsylvania personal income tax purposes:

         (1) No gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders of the Association on the issuance to them of withdrawable deposit accounts in the Association plus interests in the liquidation account of the converted Association in exchange for their deposit accounts and their related interest in the residual equity of the Association, or to the other depositors on the issuance to them of withdrawable deposit accounts.

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 15


         (2) No gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders of the Association upon the distribution to them of the nontransferable subscription rights to purchase shares of stock in the Holding Company, provided that the amount paid for the Holding Company common stock is equal to the fair market value of such stock. Gain realized, if any, by the Eligible Account Holders and Supplemental Eligible Account Holders of the Association on the distribution to them of nontransferable subscription rights to purchase the Holding Company stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. Eligible Account Holders and Supplemental Eligible Account Holders of the Association will not realize any taxable income for state income tax purposes as a result of the exercise by them of the nontransferable subscription rights.

Delaware Corporate Income Tax
-----------------------------

         Statement of Facts, Representations and Discussions:

         The Association is neither incorporated nor currently conducting business in the State of Delaware. Accordingly, no Delaware corporate income tax will arise to the Association as a result of the Conversion.

         The Holding Company is a domestic Delaware corporation, organized at the direction of the Association to become a savings and loan holding company and own all of the Association's capital stock to be issued upon its conversion from mutual form to stock form. The Holding Company does not maintain any physical presence in nor conduct any business in the State of Delaware.

         Delaware tax law Section 1902(b)(6) exempts an entity from Delaware corporation income tax if the corporation maintains a statutory corporate office in Delaware but is not doing business in Delaware. Thus, if a company has no physical presence in Delaware and derives no income from Delaware activities, it should be exempt from Delaware corporate income taxation.

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 16


         Opinion:

         Based solely on the Statement of Facts, Representations and Discussions set forth in this opinion letter, it is the opinion of PROC that the following Delaware corporate income tax consequences will occur as a result of the above
Conversion:

         (1) The Association will not be subject to Delaware taxation as it is not organized under Delaware law, and it does not have any physical presence or conduct any business in Delaware.

         (2) Although the Holding Company will be organized in Delaware, it should not be subject to Delaware corporation income tax if it does not maintain any physical presence in Delaware nor conduct any business within Delaware.


                               * * * * * * * * * *



          The opinions rendered above are issued in regard to the specific matters discussed herein, and PROC expresses no opinion with respect to any other federal or state income tax, including Pennsylvania corporate net income tax and Pennsylvania capital stock tax that would occur subsequent to the time of conversion, or other state and local taxes, or legal aspect of the merger. Our opinions are based on the completeness and accuracy of the above-stated facts and representations. If any of the foregoing are not entirely complete or accurate, PROC must be notified immediately in writing, as the inaccuracy or incompleteness could have a material effect on our conclusions. We are relying upon the relevant provisions of Article III, Article IV, and Article XV of the Pennsylvania Tax Reform Code of 1971, Act of March 4, 1971, P.L. 6; Title 30 of Delaware State Tax Law; the Internal Revenue Code of 1986, as amended, the regulations thereunder, and judicial and administrative interpretations thereof, which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. Any such modification or change could also have an effect on the validity of our opinions. The opinions contained herein are not binding upon the Internal Revenue Service, any other tax authority or any court, and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority and ultimately sustained by a

Board of Directors
Security Savings Association of Hazleton
                        and
Security of Pennsylvania Financial Corp.
October 30, 1998
Page 17

court. Unless specifically requested by you, these opinions will not be updated for subsequent changes or modifications to the law and regulations, or to the judicial and administrative interpretations thereof.

                  Very truly yours,


                  /s/ PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES PARENTE, RANDOLPH, ORLANDO,
                  CAREY & ASSOCIATES